EXHIBIT 10.1

R. R. DONNELLEY & SONS COMPANY

APPROVAL

BY

VICE PRESIDENT, COMPENSATION AND EMPLOYEE BENEFITS

ADOPTING

the

January 1, 1989 Amendment and Restatement

of the

R.R. DONNELLEY & SONS COMPANY

UNFUNDED SUPPLEMENTAL BENEFIT PLAN

Pursuant to Section 3.12 of the By-Laws of R. R. Donnelley & Sons Company (the “Company”) and authority delegated pursuant thereto by the Human Resources Committee of the Board of Directors of the Company, the undersigned Vice President, Compensation and Employee Benefits hereby approves and adopts the document attached hereto entitled “R.R. Donnelley & Sons Company Unfunded Supplemental Benefit Plan.”

Executed by the Vice President, Compensation and Employee Benefits this 30 day of June, 1998.

Dewette Ingham Vice President, Compensation & Employee Benefits

R. R. DONNELLEY & SONS COMPANY

UNFUNDED SUPPLEMENTAL BENEFIT PLAN

(As Amended and Restated Effective January 1, 1989)

WHEREAS, R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), maintains the Retirement Benefit Plan of R. R. Donnelley & Sons Company (the “Qualified Plan”) for the benefit of certain employees of the Company and its participating subsidiaries;

WHEREAS, the benefits of certain Members in the Qualified Plan may be reduced or limited by application of limitations set forth in sections 401(a)(17), 415 and, prior to January 1, 1997, 414(q)(6) of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, the “Code Limitations”);

WHEREAS, the Company has heretofore adopted and maintains the R. R. Donnelley & Sons Company Unfunded Supplemental Benefit Plan (the “Plan”), which is intended to provide benefits to a select group of management or highly compensated employees or former employees, within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), equal to the benefits which, but for the Code Limitations, would have been payable to such employees and former employees under the Qualified Plan;

WHEREAS, the Company also has adopted certain arrangements and entered into certain agreements with employees or former employees which provide for the payment under this Plan of deferred compensation or retirement benefits that supplement the retirement benefits payable under the Qualified Plan and that have been designated by the Company as payable hereunder for reasons other than on account of the Code Limitations; and

WHEREAS, the Company desires to amend and restate the Plan to govern the payment of all such supplemental benefits, effective January 1, 1989.

NOW, THEREFORE, the Company hereby amends and restates the Plan, effective January 1, 1989, as follows:

1. Definitions. All capitalized terms used herein shall have the respective meanings assigned to such terms by the Qualified Plan, except as otherwise set forth in the preamble to or text of this Plan.

2. Restored Benefits. In addition to the benefits, if any, payable to a Member pursuant to Sections 3, 4, 5, 6 and 7 hereof, if the retirement benefit payable to such Member under the Qualified Plan (including benefits payable pursuant to a supplement thereto) is less than the retirement benefit that would be payable under the Qualified Plan without giving effect to the Code Limitations, then such Member shall be entitled to receive from his or her Employer a supplemental retirement benefit under this Plan (a “Supplemental Retirement Benefit”) in an amount equal to (A) minus (B) where:

(A) equals the retirement benefit that would be payable under the Qualified Plan without giving effect to the Code Limitations; and

(B) equals the retirement benefit actually payable to the Member under the Qualified Plan.

3. Participants in the R. R. Donnelley & Sons Company Financial Printing Services Unit Commissioned Sales Representatives Deferred Compensation Plan. In addition to the benefits, if any, payable to a Member pursuant to Sections 2, 4, 5, 6, and 7 hereof, if the retirement benefit payable to such Member under the Qualified Plan is less than the retirement benefit that would be payable under the Qualified Plan if compensation deferred by the Member under the R. R. Donnelley & Sons Company Financial Printing Services Unit Commissioned Sales Representatives Deferred Compensation Plan (the “Sales Representatives Plan”) were included in the Member’s compensation used to determine the amount of his or her Accrued Benefit under the Qualified Plan, without giving effect to the Code Limitations, then such Member shall be entitled to receive a Supplemental Retirement Benefit in an amount equal to (A) minus (B) where:

(A) equals the retirement benefit that would be payable under the Qualified Plan if such benefit were determined by including compensation deferred by the Member under the Sales Representatives Plan and without giving effect to the Code Limitations; and

(B) equals the sum of the retirement benefit actually payable to the Member under the Qualified Plan and the Supplemental Retirement Benefit payable pursuant to Section 2 hereof.

4. Past Service Improvements. In addition to the benefits, if any, payable to a Member pursuant to Sections 2, 3, 5, 6 and 7 hereof, each Member designated in the Company’s retirement benefit records to receive a “Past Service Improvement” under this Plan for reasons other than on account of the Code Limitations shall receive a Supplemental Retirement Benefit equal to the amount designated in the Company’s retirement benefit records with respect to such Member.

5. Early Retirement Window Benefits. In addition to the benefits, if any, payable to a Member pursuant to Sections 2, 3, 4, 6 and 7 hereof, each Member designated in the Company’s retirement benefit records as eligible for, and who elected to participate in, an early retirement window program offered to such Member and providing enhanced retirement benefits that are designated by the Company as payable under this Plan for reasons other than on account of the Code Limitations shall receive a Supplemental Retirement Benefit equal to the amount designated in the Company’s retirement benefit records with respect to such Member.

6. Supplemental Benefits for Eligible Stream Employees. (a) Amount of Supplemental Benefit. In addition to the benefits, if any, payable to a Member pursuant to Sections 2, 3, 4, 5 and 7 hereof, an Eligible Stream Employee, as hereinafter defined, who as of April 21, 1995 (i) had at least five years of RRD Continuous Service, as hereinafter defined, and (ii) had attained age 40 shall receive a Supplemental Retirement Benefit equal to the amount designated in the Company’s retirement benefit records as payable to such Member in connection with a transfer of employment from an Employer to Stream International, Inc.

(b) Definitions.

(i) The term “Eligible Stream Employee” shall mean any person designated by the Company in its retirement benefit records as eligible to receive a benefit under this Plan and who immediately prior to April 21, 1995 was employed in the United States (including expatriates deemed to be employed in the United States) at a facility included in the RRD GSS Assets or RRD Norwest GSS Assets, as hereinafter defined, or otherwise assigned thereto prior to such date and who transfers or transferred to Stream International Inc. on or after such date.

(ii) The term “GSS Business” means, as of April 21, 1995, the business of providing computer and computer software related documentation services, including printing and binding, media replication, kitting assembly, packaging, translation and localization, electronic exchange, licensing and fulfillment, as engaged in by the Company directly through its Global Software Services division and indirectly through a division of R. R. Donnelley Norwest Inc.

(iii) The term “RRD GSS Assets” means all of the assets and properties of the Company of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the GSS Business as the same existed on April 21, 1995.

(iv) The term “RRD Norwest GSS Assets” means all of the assets and properties of R. R. Donnelley Norwest Inc. of every kind and description, wherever located, real, personal or mixed, tangible or intangible, used primarily in connection with the GSS Business as the same existed on April 21, 1995.

(v) The term “RRD Continuous Service” shall mean the continuous employment of such person with the Company, plus periods of up to 30 days when such person is not so employed, but excluding any period of employment with any company prior to the Company’s acquisition thereof or assets relating thereto.

7. Individual Agreements. In addition to the benefits, if any, payable to a Member pursuant to Sections 2, 3, 4, 5 and 6 hereof, an individual who is eligible to receive payment of deferred compensation or retirement benefits pursuant to the terms of an individual agreement between an Employer and such Member (an “Individual Agreement”) shall be entitled to payment of such benefits as a Supplemental Retirement Benefit under this Plan in accordance with the terms and conditions of this Plan, except to the extent (i) otherwise prescribed by such

Individual Agreement, (ii) such benefit is payable under the Qualified Plan or (iii) such benefit is provided through the purchase of an annuity contract or a similar arrangement. Any payments made by an Employer pursuant to (A) an Individual Agreement or (B) this Section or Section 9 with respect to an Individual Agreement shall be in satisfaction of such Employer’s obligations under both this Plan and such Individual Agreement.

8. Time and Manner of Payment. Except as otherwise provided in an Individual Agreement, any Supplemental Retirement Benefit described in Section 2, 3, 4, 5, 6 or 7 hereof shall be paid in the same form and at the same time (with any survivor’s benefit payable to the same spouse or other contingent annuitant) as the retirement benefit payable to the Member under the Qualified Plan, provided, however, that an election made by a Member under the Qualified Plan with respect to the form of payment or commencement date of his or her benefit thereunder shall not be effective with respect to the form of payment or commencement date of the Member’s benefit hereunder if such election is expressly disapproved by the Vice-President, Compensation and Employee Benefits of the Company, or any successor to such officer who performs substantially similar duties with respect to employee benefits but who is assigned a different title by the Company (the “Plan Administrator”). If the Plan Administrator shall disapprove such election, then the form of payment or commencement date of the Member’s benefit shall be determined by the Plan Administrator in his or her sole discretion. A Supplemental Retirement Benefit payable in a form other than a single life annuity shall be the Actuarial Equivalent thereof, computed using the actuarial methods and factors that would be applicable if such benefit were paid under the Qualified Plan. Notwithstanding the foregoing, in any case in which the aggregate lump sum Actuarial Equivalent of the Supplemental Retirement

Benefit payable to or on behalf of a Member would be less than $3,500 or, effective January 1, 1998, $5,000 (or such other amount as the Plan Administrator shall determine) as of such Member’s Benefit Starting Date under the Qualified Plan, the Plan Administrator may, in his or her sole discretion, direct payment of such benefit in a lump sum. In the case of an individual who is not entitled to a benefit under the Qualified Plan, any Supplemental Retirement Benefit described in Sections 2, 3, 4, 5, 6 or 7 hereof shall be paid in such form and at such time (with any survivor’s benefit payable to the same spouse or other contingent annuitant) as such benefit would be paid if payable under the Qualified Plan and subject to all elections thereunder, provided that the individual shall not be permitted to elect to receive such benefit in the form of an annuity under which payments prior to the date the individual becomes eligible for an old-age insurance benefit under the Federal Social Security Act are increased and payments after such date are decreased (currently described as the social security adjustment option, which is Option 3 of Section 6.2 of the Qualified Plan). An individual described in the foregoing sentence shall be treated as a “Member” for all purposes under this Plan, even though not a Member under the Qualified Plan.

9. Survivor Benefits. Except as otherwise provided in an Individual Agreement, if a Member dies prior to his or her Benefit Starting Date, and such Member’s surviving spouse is entitled to payment of a pre-retirement survivor benefit under the Qualified Plan that is less than the survivor benefit that would be payable under the Qualified Plan (i) but for the Code Limitations and (ii) treating the Supplemental Retirement Benefits payable under Sections 3, 4, 5, 6 and 7 as having accrued under the Qualified Plan, then such surviving spouse shall be entitled to receive a supplemental survivor benefit from the Company or Employer under this Plan in an amount equal to (A) minus (B) where:

(A) equals the survivor benefit that would be payable under the Qualified Plan if such benefit were determined (I) without giving effect to the Code Limitations and (II) by treating the Supplemental Retirement Benefits described in Sections 3, 4, 5, 6 and 7 as having accrued under the Qualified Plan; and

(B) equals the survivor benefit actually payable to such surviving spouse under the Qualified Plan.

Except as otherwise provided in an Individual Agreement, any supplemental survivor benefit described in this Section shall be payable over the lifetime of the surviving spouse and shall commence at the same time as the survivor benefit payable to such surviving spouse commences, or would commence, under the terms of the Qualified Plan.

10. Amendment and Termination. This Plan shall be subject to the same reserved powers of amendment and termination as the Qualified Plan (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Members or Beneficiaries in respect of amounts accrued hereunder as of the date of such amendment or termination without their written consent.

11. Application of ERISA. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3)

and 401(a)(1) of ERISA and Department of Labor Regulation § 2520.104-23. This Plan shall not be a funded plan, and neither the Company nor any of the Employers shall be under any obligation to set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Company or the Employers, as applicable.

12. Administration. Except as the context otherwise requires, the Plan Administrator shall be charged with the administration of this Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are applicable to the Administrative Trustees under the Qualified Plan. Except as the context otherwise requires, and subject to the preceding sentence, the provisions of the Qualified Plan relating to claims administration, notices and communications, the furnishing of information, and the maintenance of records are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.

13. Nonassignment of Benefits. Notwithstanding anything contained in the Qualified Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law).

14. No Guaranty of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued in the employment of any Employer.

15. Adoption By Employers. Any business entity which is or becomes an “Employer” under the Qualified Plan shall be an Employer in this Plan.

16. Trust. The Company may in its sole discretion establish a trust for the purpose of administering assets of the Company and the Employers to be used for the purpose of satisfying their obligations under the Plan. Any such trust shall be established in such manner so as to be a “grantor trust” of which the Company is the grantor, within the meaning of section 671 et. seq. of the Code. The existence of any such trust shall not relieve the Company or the Employers of their liabilities under the Plan, but the obligations of the Company and the Employers under the Plan shall be deemed satisfied to the extent paid from the trust.

17. Miscellaneous. (a) Applicable Law. The Plan and all rights hereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to the principles of conflicts of laws.

(b) Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Plan Administrator, the fees of counsel and any agents of the Plan Administrator and other administrative expenses shall be paid by the Company and the

Employers. The Plan Administrator, in his or her sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense which is to be borne by the Company or a particular Employer.

(c) Successors and Assigns. The provisions of this Plan shall bind and inure to the benefit of the Company and each Employer and their successors and assigns, as well as each Member and his or her spouse or other beneficiary and successors.